                                                                 Exhibit 10.4(B)

                            SUMMARY PLAN DESCRIPTION

                  Moore Medical Corp. Capital Accumulation Plan

                             [GRAPHIC APPEARS HERE]

                  Moore Medical Corp. Capital Accumulation Plan

I.  BASIC PLAN INFORMATION.....................................................2

  A.   ACCOUNT.................................................................2
  B.   BENEFICIARY.............................................................2
  C.   EMPLOYEE................................................................2
  D.   EMPLOYER................................................................2
  E.   ERISA...................................................................2
  F.   HIGHLY COMPENSATED EMPLOYEE.............................................2
  G.   NON HIGHLY COMPENSATED EMPLOYEE.........................................2
  H.   PARTICIPANT.............................................................2
  I.   PLAN TYPE...............................................................2
  J.   PLAN ADMINISTRATOR......................................................3
  K.   PLAN NUMBER.............................................................3
  L.   PLAN SPONSOR............................................................3
  M.   PLAN YEAR...............................................................3
  N.   SERVICE OF PROCESS......................................................3
  O.   TRUSTEE.................................................................3

II.  PARTICIPATION.............................................................3

  A.   ELIGIBILITY REQUIREMENTS................................................3

III. CONTRIBUTIONS.............................................................4

  A.   COMPENSATION............................................................4
  B.   EMPLOYEE PRETAX CONTRIBUTIONS...........................................4
    1. Regular Contributions...................................................4
  C.   EMPLOYER MATCHING CONTRIBUTIONS.........................................4
    1. Non-discretionary Matching Contributions................................5
    2. Qualified Matching Contributions........................................5
  D.   PROFIT SHARING CONTRIBUTIONS............................................5
    1. Discretionary Profit Sharing Contributions..............................5
  E.   QUALIFIED NONELECTIVE CONTRIBUTIONS.....................................5
  F.   LIMIT ON CONTRIBUTIONS..................................................5
  G.   ROLLOVER CONTRIBUTIONS..................................................5

IV.  INVESTMENTS...............................................................6

  A.   INVESTMENTS.............................................................6
  B.   STATEMENT OF ACCOUNT....................................................6
  C.   ELECTION................................................................6

V.   VESTING...................................................................7

  A.   FORFEITURE AND RE-EMPLOYMENT............................................7

VI.  PARTICIPANT LOANS.........................................................9

  A.   GENERAL LOAN RULES......................................................9
  B.   SPECIFIC LOAN PROCEDURES................................................9

VII. IN SERVICE WITHDRAWALS....................................................9

  A.   HARDSHIP WITHDRAWALS....................................................9
  B.   WITHDRAWALS AFTER AGE 59 1/2............................................9
  C.   WITHDRAWALS AFTER AGE 70 1/2...........................................10

  D.   WITHDRAWALS AFTER NORMAL RETIREMENT AGE................................10
  E.   WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS.................................10
  F.   WITHDRAWALS OF QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS..............10
  G.   WITHDRAWALS OF ROLLOVER CONTRIBUTIONS..................................10
  H.   OTHER WITHDRAWALS......................................................10

VIII.  DISTRIBUTION OF BENEFITS...............................................10

  A.   ELIGIBILITY FOR BENEFITS...............................................10
  B.   DISTRIBUTABLE EVENTS...................................................11
    1. Death..................................................................11
    2. Disability.............................................................11
    3. Retirement.............................................................11
    4. Minimum Required Distributions.........................................11
    5. Termination of Employment..............................................12
  C.   FORM OF PAYMENTS.......................................................12
    1. Lump Sum Distributions.................................................12
     a)  Cash Distribution....................................................12
     b)  Direct Rollover Distribution.........................................12
     c)  Combination Cash Distribution and Direct Rollover
         Distributions........................................................13
    2. Installment distributions..............................................13
    3. Purchase of an annuity.................................................13

IX.  MISCELLANEOUS INFORMATION................................................14

  A.   BENEFITS NOT INSURED...................................................14
  B.   ATTACHMENT OF YOUR ACCOUNT.............................................14
  C.   PLAN-TO-PLAN TRANSFER OF ASSETS........................................14
  D.   PLAN AMENDMENT.........................................................15
  E.   PLAN TERMINATION.......................................................15
  F.   INTERPRETATION OF PLAN.................................................15
  G.   ELECTRONIC DELIVERY....................................................15

X.   INTERNAL REVENUE CODE TESTS..............................................15

  A.   NON-DISCRIMINATION TESTS...............................................15
  B.   TOP HEAVY TEST.........................................................16

XI.  PARTICIPANT RIGHTS.......................................................16

  A.   CLAIMS.................................................................16
    1. Claims Procedures......................................................16
    2. Review Procedures......................................................16
  B.   STATEMENT OF ERISA RIGHTS..............................................16

XII. SERVICES AND FEES........................................................17

XIII.  APPENDIX A: INVESTMENT OPTIONS..........................................1

XIV.   APPENDIX B: LOAN PROCEDURES.............................................3

  A.   INITIATING LOANS........................................................3
    1. Loan Application........................................................3
    2. Loan Amount.............................................................3
    3. Number of Loans.........................................................3
    4. Interest Rate...........................................................3
    5. Source of Loan Proceeds.................................................3
  B.   LOAN REPAYMENTS AND LOAN MATURITY.......................................3
  C.   DEFAULT OR TERMINATION OF EMPLOYMENT....................................3

XV.  APPENDIX C.  SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS...................4

                                                                 EXHIBIT 10.4(B)

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                            SUMMARY PLAN DESCRIPTION

                  MOORE MEDICAL CORP. CAPITAL ACCUMULATION PLAN
--------------------------------------------------------------------------------

The Moore Medical Corp. Capital Accumulation Plan (the "Plan") of Moore Medical Corp. has been amended as of 11/01/2001 (the "Effective Date"). This Plan is intended to be a qualified retirement plan under the Internal Revenue Code.

The purpose of the plan is to enable eligible Employees to save for retirement. As well as retirement benefits, the plan provides certain benefits in the event of death, disability, or other termination of employment. The Plan is for the exclusive benefit of eligible Employees and their Beneficiaries.

This booklet is called a Summary Plan Description ("SPD") and it contains a summary in understandable language of your rights and benefits under the plan. If you have difficulty understanding any part of this SPD, you should contact the Plan Administrator identified in the Basic Plan Information section of this document during normal business hours for assistance.

This SPD is a brief description of the principal features of the plan document and trust agreement and is not meant to interpret, extend or change these provisions in any way. A copy of the plan document is on file with the Plan Administrator and may be read by any employee at any reasonable time. The plan document and trust agreement shall govern if there is a discrepancy between this SPD and the actual provisions of the plan.


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Moore Medical Corp. Capital Accumulation Plan                                  1

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                           I. Basic Plan Information
--------------------------------------------------------------------------------

The information in this section contains definitions to some of the terms that may be used in this Summary Plan Description. If the first letter of any of these definitions below is capitalized then it represents the indicated defined term.

      A.    Account

An Account shall be established by the Trustee to record contributions made on your behalf and any related income, expenses, gains or losses. It may also be referred to as an Account balance.

      B.    Beneficiary

This is the person or persons you designate, or are identified by the plan document if you fail to designate or improperly designate, who will receive your benefits in the event of your death. You may designate more than one Beneficiary.

      C.    Employee

An Employee is an individual who is employed by your Employer and is not terminated.

      D.    Employer

The name, address and business telephone number of your Employer is:

Moore Medical Corp.
389 John Downey Drive
New Britain, CT  06050
(860) 826-3600

      Your Employer's federal tax identification number is:  22-1897821.

      E.    ERISA

ERISA (the Employee Retirement Income Security Act of 1974) identifies the rights of Participants and Beneficiaries covered by a qualified retirement plan.

      F.    Highly Compensated Employee

You are considered a highly compensated Employee if (i) at anytime during the current or prior year you own, or are considered to own, at least five percent of your Employer, or (ii) received compensation from your Employer during the prior year in excess of $85,000, as adjusted.

      G.    Non Highly Compensated Employee

An individual who is not a Highly Compensated Employee.

      H.    Participant

An Employee of the Employer who has satisfied the eligibility and entry date requirements to participate in the Plan or a formerly eligible Employee of such Employer who has an Account balance remaining in the Plan.

      I.    Plan Type

The Moore Medical Corp. Capital Accumulation Plan is a defined contribution plan. These types of plans are commonly described by the method by which contributions for participants are made to the plan. The


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Moore Medical Corp. Capital Accumulation Plan                                  2

Moore Medical Corp. Capital Accumulation Plan is a profit sharing plan with a 401(k) deferral feature. More information about the contributions made to the plan can be found in Section III, Contributions.

      J.    Plan Administrator

The Plan Administrator is responsible for the administration of the Plan and its duties are identified in the plan document. In general, the Plan Administrator is responsible for providing you and your Beneficiaries with information about your rights and benefits under the Plan. The name, address and business telephone number of the Plan Administrator is:

Moore Medical Corp.
389 John Downey Drive
New Britain, CT  06050
(860) 826-3600

      K.    Plan Number

The three digit IRS number for the Plan is 003.

      L.    Plan Sponsor

Your Employer is the sponsor of the Plan.

      M.    Plan Year

The plan year is the twelve-month period ending on the last day of December. Your Employer may periodically change the plan year.

      N.    Service of Process

The plan's agent for service of legal process is the Plan Administrator.

      O.    Trustee

The trustee is responsible for trusteeing the Plan's assets. The trustee's duties are identified in the trust agreement and relate only to the assets in its possession. The name and address of the Plan's Trustee are:

Fidelity Management Trust Company
82 Devonshire Street
Boston, MA 02109

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                                II. Participation
--------------------------------------------------------------------------------

      A.    Eligibility Requirements

You are eligible to participate in the Plan if you are an Employee and you are not:

      .     a citizen of Puerto Rico

      .     Casual Employees

You are also not eligible to participate if you are an individual who is a signatory to a contract, letter of agreement, or other document that acknowledges your status as an independent contractor not entitled to benefits under the Plan and you are not otherwise classified by the Employer as a common law employee and the Employer does not withhold income taxes, file Form W-2 (or any replacement form), or remit Social Security payments to the Federal government for you, even if you are later adjudicated to be a common law employee.


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Moore Medical Corp. Capital Accumulation Plan                                  3

The plan requires you to complete one month of service by the end of a twelve month period with your Employer. Upon satisfying these requirements you will become eligible to participate in the Plan on the first day of each month.

Once you become a Participant, you are eligible to participate in the Plan until you terminate your employment with your Employer or become a member of a class of Employees excluded from the Plan. If you terminate your employment and are later re-employed by your Employer, you will again be eligible to participate in the Plan after you complete one hour of service.

--------------------------------------------------------------------------------
                               III. Contributions
--------------------------------------------------------------------------------

After you satisfy the participation requirements in Section Two of this Summary Plan Description, you will be eligible to make pretax contributions. In addition, your Employer may make matching and profit sharing contributions to your Account. The type(s) of contributions available under the Plan are described in this section.

      A.    Compensation

Compensation must be defined to compute contributions under the Plan. Eligible compensation for computing contributions under the Plan is the taxable compensation for a Plan Year reportable by your Employer on your IRS Form W-2, excluding reimbursements or other expenses allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits and including salary reduction contributions you made to an Employer sponsored cafeteria, 401(k) or 403(b). In addition, compensation excludes:

      .     the taxable value of a qualified or non-qualified stock option

      .     severance pay

Compensation for your first year of eligible Plan participation will be measured only for that portion of your initial Plan Year that you are eligible. Tax laws limit the amount of compensation that may be taken into account each Plan Year; the maximum amount for the 2001 Plan Year is $170,000.00.

      B.    Employee Pretax Contributions

            1.    Regular Contributions

You may elect to contribute a percentage of your eligible compensation into the Plan after you satisfy the Plan's eligibility requirements. The percentage of your eligible compensation you elect will be withheld from each payroll on a pretax basis and contributed to an Account in the Plan on your behalf. The percentage you defer is subject to an annual limit of the lesser of 12% of eligible compensation or $10,500 (in 2001 and thereafter as adjusted by the Secretary of the Treasury) in a calendar year. Your pretax contributions cannot be forfeited for any reason, however, there are special Internal Revenue Code rules that must be satisfied and may require that some of your contributions be returned to you. The Plan Administrator will notify you if any of your contributions will be returned. You may increase or decrease the amount you contribute as of the beginning of each payroll period. You may completely suspend your contributions with sufficient notice to the Plan Administrator. Thereafter, if you want to resume your Employee pretax contributions as of the first day of the next payroll period or as soon as administratively possible.

      Employer Matching Contributions

All matching contributions will be computed by your Employer based on your eligible compensation contributed to the Plan each payroll period. You become eligible for matching contributions only if you


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Moore Medical Corp. Capital Accumulation Plan                                  4
make Employee pretax contributions. Employer matching contributions must be allocated to your Account in the Plan within prescribed legal time limits.

            2.    Non-discretionary Matching Contributions

Each Plan Year your Employer will make non-discretionary matching contributions in an amount equal to 50% of your Employee pretax contributions.
Non-discretionary matching contributions are subject to a maximum of 6.0% of your eligible compensation contributed to the Plan.

3. Qualified Matching Contributions

Your Employer may designate all or a portion of any matching contributions for a Plan Year as "qualified matching contributions" and allocate them to Non Highly Compensated Employees to help the Plan pass one or more annually required Internal Revenue Code nondiscrimination test(s). Any such contributions will be allocated to those Participants eligible to receive the Employer matching contributions described above who made pretax contributions during the Plan Year. Participants are 100% vested in these contributions and may not request a hardship withdrawal of these contributions.

      C.    Profit Sharing Contributions

            1.    Discretionary Profit Sharing Contributions

Your Employer may make annual discretionary profit sharing contributions in an amount to be determined at Plan Year end by the Board of Directors. You must be employed as of the last day of the Plan Year to be eligible for any profit sharing contributions that may be made for that Plan Year. Profit sharing contributions, if any, made to the Plan by your Employer will be allocated to your Account in the ratio that your eligible compensation bears to the total eligible compensation paid to all eligible Participants.

      D.    Qualified Nonelective Contributions

Your Employer may designate all or a portion of any profit sharing contributions for a Plan Year as "qualified nonelective contributions" and allocate them to Non-Highly Compensated Employees to help the Plan pass one or more annually required Internal Revenue Code nondiscrimination test(s). You will be 100% vested in these contributions and may not request a hardship withdrawal of these contributions.

      E.    Limit on Contributions

Federal law requires that amounts contributed by you and on your behalf by your Employer for a given limitation year generally may not exceed the lesser of:

      . $35,000 (or such amount as may be prescribed by the Secretary of the Treasury); or

      .     25% of your annual compensation.

The limitation year for purposes of applying the above limits is the twelve month period ending December 31. Contributions under this Plan, along with Employer contribution under any other Employer-sponsored defined contribution plans may not exceed the above limits. If this does occur, then excess contributions in your Account may be forfeited or refunded to you based on the provisions of the Plan document. You will be notified by the Plan Administrator if you have any excess contributions. Income tax consequences may apply on the amount of any refund you receive.

      F.    Rollover Contributions

You can roll over part or all of an eligible rollover distribution you received from a prior employer's qualified plan. The Plan Administrator must approve any rollover contribution and reserves the right to refuse to accept any such contribution. If your rollover contribution to the Plan is not a direct rollover (i.e. you received a cash distribution from your prior employer's plan or from your rollover IRA), then it must be received by the Trustee within 60 days of your receipt of the distribution. Rollover contributions shall only be made in the form of cash or allowable mutual fund shares. You may make a rollover contribution to the


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Moore Medical Corp. Capital Accumulation Plan                                  5

Plan before becoming a Participant. However, you will not become a Participant in the Plan and become entitled to make pretax contributions and share in Employer contributions until you have met the Plan's eligibility and entry date requirements. Your rollover contributions Account will be subject to the terms of this Plan and will always be fully vested and nonforfeitable.

--------------------------------------------------------------------------------
                                IV. Investments
--------------------------------------------------------------------------------

      A.    Investments

The Employee Retirement Income Security Act of 1974 (ERISA) imposes certain duties on the parties who are responsible for the operation of the Plan. These parties, called fiduciaries, have a duty to invest Plan assets in a prudent manner. However, an exception exists for plans that comply with ERISA Section 404(c) and permit a Participant to exercise control over the assets in his/her Account and choose from a broad range of investment alternatives. This Plan is intended to be a Section 404(c) plan. You are responsible for investment decisions relating to the investment of assets in your Account under the Plan and the Plan fiduciaries are not responsible for any losses based on your investment instructions. In addition, you have the right to vote any mutual fund proxy based on the number of shares you own. Please see Appendix A for a list of the investments currently available under the Plan. If you want additional information about any investment alternative, you may request any of the following information by calling Fidelity at 1-800-835-5097:

..     A description of the annual operating expenses of each investment fund
      (e.g., investment management fees, administrative fees, transaction costs) which reduce the rate of return to you, and the aggregate amount of such expenses expressed as a percentage of average net assets of the designated investment alternative;

..     Prospectuses, financial statements and reports, plus any other material available to the Plan which relates to the available investment alternatives;

..     A list of the assets comprising the portfolio of each investment fund, the value of such assets (or the proportion of the investment fund which it comprises), and with respect to each such asset which is a fixed rate investment contract issued by a bank, savings and loan association or insurance company, the name of the issuer of the contract, the term of the contract and the rate of return on the contract;

..     Information concerning the value of shares or units of the investment funds available to Participants under the Plan, as well as the past investment performance of such funds, determined net of expenses, on a reasonable and consistent basis.

      B.    Statement of Account

The assets in the Plan are invested in available investment options and a separate Account is established for each Participant who receives and/or makes a contribution. The value of your Account is updated each business day to reflect any contributions, exchanges between investment options, investment earnings or losses for each investment option and withdrawals. A quarterly statement showing the value of your Account will be mailed to you within 15 business days after the following dates: January 31, April 30, July 31, October 31. You may also access the activity in your Account through the internet by using Fidelity's Netbenefits at 401k.com website. Please contact the Plan Administrator for further information.

      C.    Election

The Plan is intended to qualify as a Participant-directed plan under Section 404(c) of ERISA. This means that you are responsible for your investment decisions under the plan and any resulting investment activity. The plan fiduciaries, including, but not limited to, Fidelity Management Trust Company and Moore Medical Corp., are not responsible for any losses incurred as a result of your investment decisions.


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Moore Medical Corp. Capital Accumulation Plan                                  6

--------------------------------------------------------------------------------
                                   V. Vesting
--------------------------------------------------------------------------------

The term "vesting" refers to your nonforfeitable right to the money in your Account. You receive vesting credit for the number of years that you have worked for your Employer. If you terminate your employment with your Employer, you may be able to receive a portion or all of your Account based on your vested percentage. You are always 100% vested in your Rollover Contributions, After-Tax Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, Regular Contributions and any earnings thereon. Your Employer Matching Contributions and Employer Profit Sharing Contributions and any earnings thereon will be vested in accordance with the following schedule:

Years of Service       Vesting Percentage

   less than 1                  0

        1                      33%

        2                      66%

        3                     100%

Your years of service with will be counted to determine the number of years of service for vesting purposes.

The Plan has changed the methodology used to determine your years of service. Previously you received vesting credit for a year of service under the `general method' if you worked more than 1,000 hours in a Plan Year. Vesting under the Plan is now based upon the elapsed time method. Hours of service are not counted and instead periods of service are computed. A period of service is determined by the time you work for your Employer. Only your whole years of service with your Employer will be counted to compute your years of service for vesting purposes. For example, if you work three years and ten months then for vesting purposes you will receive credit for three years of service.

If you were a Participant in the Plan before November 1, 2001 then you will receive vesting credit for your years of service with your Employer based upon the following:

--------------------------------------------------------------------------------
       Applicable Year(s)             Method                  Measurement Period
       ------------------             ------                  ------------------
--------------------------------------------------------------------------------
1.    Year(s) before 2001            General                   Jan. 1 to Dec. 31
--------------------------------------------------------------------------------
2.           2001            General or Elapsed Time*          Jan. 1 to Dec. 31

--------------------------------------------------------------------------------
3.    Year(s) after 2001           Elapsed Time                Jan. 1 to Dec. 31
--------------------------------------------------------------------------------

* You will receive credit for this year based upon whichever method is more favorable to you.

If you became a Participant on or after November 1, 2001 then you will receive vesting credit for your years of service with your Employer based only on the elapsed time method. In this case, your measurement period for determining your years of service will generally be based upon your date of employment with your Employer.

      A.    Forfeiture and Re-employment

If you terminate your employment with your Employer and are less than 100% vested in your Employer Account, you may forfeit the non-vested portion of your Employer Account. A forfeiture will occur in the Plan Year that you receive a distribution of your entire vested Account, or if you do not receive a


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Moore Medical Corp. Capital Accumulation Plan                                  7
distribution, after five consecutive one year breaks in service. Forfeitures are retained in the Plan and will first be used to pay administrative expenses. Any remaining amounts will be used to reduce future Employer contributions payable under the Plan.

      Example: (This example is for illustration purposes only.) Assuming your vesting schedule is as follows:

Years of Service          Vesting Percentage
   less than 1                      0
        1                          33%
        2                          66%
        3                         100%


      You terminate your employment in 2001 with the following Account:

 Source                  Amount           Vested Percentage        Vested Amount
Employee                 $2,000                  100%+                $2,000
Employer                 $1,000                   66%                    660
                         ------                                       ------
 Total                   $3,000                                       $2,660

      You received a $2660 distribution in 2001 from the Plan. This represented a complete distribution of your Account. A $340 forfeiture will occur in 2001.

      + You are always 100% vested in your own employee pretax contributions and earnings in the Plan.

A one-year break in service occurs when you work less than one hour in a twelve consecutive month period. A break in service starts with the date you stop working for your Employer. If you are absent from work due to maternity or paternity reasons, then the break period will not start until after the first anniversary year of your absence.

If you were a Participant when you terminated your employment and are re-employed by your Employer, then you will again become a Participant on the date you complete one hour of service. Your period of employment before you were rehired is referred to as your pre-break service. Your period of employment after you were rehired is referred to as your post-break service. If you are re-employed after incurring five consecutive one-year breaks in service then your post-break service will not count in determining your vesting percentage in your pre-break Account balance. Your post-break service will count in determining your vesting percentage in your pre-break Account balance and any forfeited amounts will be restored to your Account if:

      (1) You are re-employed by your Employer before you incur five consecutive one-year breaks in service, and

      (2) If you received distribution of your vested Account and you repay the full amount of the distribution before the end of the five-year period that begins on the date you are re-employed.


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Moore Medical Corp. Capital Accumulation Plan                                  8

      Example: Assume you terminate employment with your Employer in 2001 with an Account balance of $10,000, of which $6,000 is vested. You elect to receive a lump sum distribution of your vested Account balance. The remainder, or $4,000, is forfeited in 2001. If you are rehired on January 1, 2002 and repay the $6,000 distribution prior to January 1, 2007, the $4,000 previously forfeited will be restored to your Account. Additionally, your service after January 1, 2002 is counted toward vesting your pre-break Account balance of $10,000.

--------------------------------------------------------------------------------
                             VI. Participant Loans
--------------------------------------------------------------------------------

      A.    General Loan Rules

Loans shall be made available to all qualifying Participants on a reasonably equivalent basis. However, loans may not be made to an eligible Employee who makes a rollover contribution and who has not satisfied the Plan's age, service and entry date requirements. Loans are not considered distributions and are not subject to Federal or state income taxes, provided they are repaid as required. While you do have to pay interest on your loan, both the principal and interest are deposited in your Account.

      B.    Specific Loan Procedures

Please see Appendix B, Loan Procedures, for specific information regarding receiving and repaying loans from the Plan. Additional information may be attained from the Plan Administrator.

--------------------------------------------------------------------------------
                          VII. In Service Withdrawals
--------------------------------------------------------------------------------

If you qualify and your request is approved by the Plan Administrator, you may obtain a withdrawal from the Plan while you are still an Employee. The following types of withdrawals are available under the Plan:

      A.    Hardship Withdrawals

If you are an Employee and request a hardship withdrawal and it is approved by the Plan Administrator, you may withdraw your Employee pretax contributions to satisfy any of the following immediate and heavy financial needs: (1) medical expenses for you, your spouse, children or dependents; (2) the purchase of your principal residence; (3) to prevent your eviction from, or foreclosure on, your principal residence; or (4) to pay for post-secondary education expenses (tuition, related educational fees, room and board) for you, your spouse, children or dependents for the next twelve months; or any other immediate and heavy financial need as determined based on Internal Revenue Service regulations. In accordance with Internal Revenue Service regulations, you must first exhaust all other assets reasonably available to you prior to obtaining a hardship withdrawal. This includes obtaining a withdrawal of any after-tax contribution in your Account and a loan from this Plan and any other qualified plan maintained by your Employer. Your pretax contributions to this Plan, and any other Employer-sponsored qualified or non-qualified plan, will be suspended for six months after your receipt of the hardship withdrawal. Your pretax contributions to the Plan for the following calendar six month period will be limited to the applicable limit less any pretax contributions made during the six month period of the hardship withdrawal The minimum hardship withdrawal is $500. Hardship withdrawals of amounts attributable to pre-tax employee deferral contributions will no longer be considered an "eligible rollover distribution" after December 31, 1998. Instead, these amounts will be subject to the 10% nonperiodic income tax withholding rate unless you elect out of withholding. You should refer to the "Distribution of Benefits" section of this SPD.

      B.    Withdrawals After Age 59 1/2

If you have reached age 59 1/2, then you may elect to withdraw all or a portion of your entire Account while you are still employed by your Employer.


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Moore Medical Corp. Capital Accumulation Plan                                  9

      C.    Withdrawals After Age 70 1/2

Starting in the calendar year in which you reach age 70 1/2, you may elect to receive distributions calculated in the same manner as Minimum Required Distributions. For more information, please refer to the paragraph so entitled under the Distributable Events subsection of this SPD's section on Distribution of Benefits below.

      D.    Withdrawals After Normal Retirement Age

You may elect to withdraw your vested Account balance after you reach the Plan's normal retirement age, 65, or delay it until you retire. Notwithstanding, by law Employee Pretax, Qualified Matching, Safe Harbor Matching, Qualified Nonelective, and Safe Harbor Nonelective contributions cannot be withdrawn prior to age 59 1/2.

      E.    Withdrawals of After-Tax Contributions

If you have previously made after-tax contributions then you may elect to withdraw all or a portion of them. There is no limit on the number of withdrawals of this type.

      F.    Withdrawals of Qualified Voluntary Employee Contributions

Prior to 1987, the Plan allowed you to make qualified voluntary employee contributions. These were tax deductible Individual Retirement Account contributions that were contributed to the Plan. You may elect while you are employed by your Employer to withdraw all or a portion of your qualified voluntary employee contributions Account.

      G.    Withdrawals of Rollover Contributions

If you have a balance in your rollover contributions Account, you may elect to withdraw all or a portion of it.

      H.    Other Withdrawals

In service withdrawals from these specified Accounts shall be available to you if you satisfy the applicable requirements: Notwithstanding anything in the Plan, a Participant may withdrawal the vested portion of his or her Nonelective Contribution Account and Matching Contribution Account for hardship under Sections 1.18(a) and 10.05.

The amount of any taxable withdrawal other than the return of your after-tax contributions that is not rolled over into an Individual Retirement Account or another qualified employer retirement plan will be subject to Federal and state, if applicable, income taxes. In general, the amount of any taxable withdrawal that is not rolled over into an Individual Retirement Account or another qualified employer retirement plan will be subject to 20% Federal Income Tax and any applicable State Income Tax. A 10% Internal Revenue Code early withdrawal penalty tax may apply to the amount of your withdrawal if you are under the age of 59 1/2 and do not meet one of the Internal Revenue Code exceptions.

The Plan Administrator will notify you of the appropriate procedures to make a withdrawal from the Plan. The amount of any withdrawal will be withdrawn from available investment options in the order established by the Trustee. Consult your Plan Administrator for more information.

--------------------------------------------------------------------------------
                         VIII. Distribution of Benefits
--------------------------------------------------------------------------------

      A.    Eligibility For Benefits

A distribution can be made to you if you request one due to your disability, retirement, or termination of employment from your Employer and any Related Employer. Your Beneficiary or Beneficiaries may request a distribution of your vested Account balance in the event of your death.


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Moore Medical Corp. Capital Accumulation Plan                                 10

You may defer receipt of your distribution until a later date. However, you cannot postpone it if your vested Account balance is $5,000 or less in which case the Plan Administrator will direct the Trustee to distribute it to you as a lump sum distribution without your consent. Your consent is required for any lump sum distribution from your Account after you have started to receive annuity or installment payments and, at the time those payments began, your vested Account balance exceeded $5,000 (or $3,500 if the date payments began was before March 22, 1999). If your vested Account balance exceeds $5,000, you may delay your distribution until you are required by law to receive minimum required distributions. You will have a continuing election to request a distribution if you elect to postpone your distribution unless you are re-employed by your Employer or any Related Employer. The value of your Account balance will continue to increase or decrease, as appropriate, based on the investment returns until it is distributed. Your written consent will be required for any distribution if your vested Account balance is greater than $5,000.

You should consult with your tax advisor to determine the financial impact of your situation before you request a distribution. You may apply for a distribution by calling the Fidelity Retirement Benefits Line at 1-800-835-5097. All telephone calls will be recorded. Most distributions have been pre-approved by the Plan Administrator.

      B.    Distributable Events

You are eligible to request a distribution of your vested Account balance based on any of the following events:

            1.    Death

      If you are a Participant in the Plan and die, your vested Account balance, if any, will be paid to your designated Beneficiary or Beneficiaries. If you are an Employee of your Employer or a Related Employer at the time of your death, your Account balance will automatically become 100% vested. You may designate a Beneficiary or Beneficiaries on a designation form that must be properly signed and filed with the Plan Administrator. If you are married and want to designate someone other than your spouse as your primary Beneficiary, your spouse must consent to this designation by signing the form. His/her signature must be witnessed by a Plan representative or a notary public. You should contact the Plan Administrator to obtain a designation of beneficiary form.

            2.    Disability

      If you become disabled while you are employed by your Employer or a Related Employer, so that you satisfy the requirements for Social Security disability benefits, the full value of your Account balance may be distributed to you upon request. You will automatically become 100% vested in your Account balance when you become disabled. You may request a distribution of your Account balance only if you terminate your employment with your Employer or Related Employer.

            3.    Retirement

      You do not have to terminate your employment with your Employer just because you attain your early retirement age of 62 and complete 3 years of service or you attain your normal retirement age of 65. You will automatically become 100% vested in your Account balance upon meeting the retirement requirements. You may take an early retirement distribution at or after age 62 and after you complete 3 years of service, but you must first terminate your employment with your Employer or Related Employer.

            4.    Minimum Required Distributions

      You are required by law to receive a minimum required distribution from the Employer's Plan, unless you are a five percent owner of the Employer, no later than April 1 of the calendar year following the calendar year you turn 70 1/2 or terminate your employment, whichever is later. If you are a five percent owner of the Employer, you must start receiving your distribution no later than April 1 of the calendar year following the calendar year you turn 70 1/2. Once you start receiving your minimum required distribution, you should receive it at least annually and you should complete the appropriate


--------------------------------------------------------------------------------
Moore Medical Corp. Capital Accumulation Plan                                 11
      documentation each year until all assets in your Account are distributed. If you have any questions about your minimum required distributions, please contact your Plan Administrator.

            5.    Termination of Employment

      If you terminate your employment with your Employer and any Related Employer, you may elect to receive a distribution of your vested Account balance from the Plan.

      C.    Form of Payments

The forms of payments that you may elect under the Plan are listed in this section below.

            1.    Lump Sum Distributions

      Your entire vested Account balance will be paid to you in a single cash distribution or other distribution that you elect.

                  a)    Cash Distribution

            Any distribution paid directly to you will be subject to mandatory Federal income tax withholding of 20% of the taxable distribution and the remaining amount will be paid to you. You cannot elect out of this tax withholding but you can avoid it by electing a direct rollover distribution as described below. This withholding is not a penalty but a prepayment of your Federal income taxes.

            You may rollover the taxable distribution you receive to an individual retirement account (IRA) or your new employer's qualified plan, if it accepts rollover contributions and you roll over this distribution within 60 days after receipt. You will not be taxed on any amounts timely rolled over into the IRA or your new employer's qualified Plan until those amounts are later distributed to you. Any amounts not rolled over may also be subject to certain early withdrawal penalties prescribed under the Internal Revenue Code.

                  b)    Direct Rollover Distribution

            As an alternative to a cash distribution, you may request that your entire distribution be rolled directly into a Fidelity IRA, a non-Fidelity IRA or to your new employer's qualified plan if it accepts rollover contributions. Federal income taxes will not be withheld on any direct rollover distribution.

            When you call the Fidelity Retirement Benefits Line to take a withdrawal, you will be asked whether you will be rolling over any part of your distribution. If you wish to have any part of your distribution rolled over to an IRA or another qualified plan, you will need to speak to a Fidelity representative.


--------------------------------------------------------------------------------
Moore Medical Corp. Capital Accumulation Plan                                 12

            1.    Rollover to Fidelity IRA - You will be asked whether you have
                  ------------------------
                  received a Fidelity Service for Exiting Employees (`SEE') Rollover IRA Kit. If you haven't received a SEE Kit, the Fidelity representative will send out one. Then, your rollover request will be entered on the system and will pend (for up to 90 days) until the Rollover IRA account is set up. You must return the signed Rollover IRA application to Fidelity's Retail Customer Service Department (in Dallas, TX) in order to set up the Rollover IRA account. Once the Rollover IRA account has been set up, your vested Account balance will be transferred to the Fidelity Rollover IRA.

            2.    Rollover to Non-Fidelity IRA - A check will be issued by the
                  ----------------------------
                  Trustee payable to the IRA custodian or trustee for your benefit. The check will contain the notation `Direct Rollover' and it will be mailed directly to you. You will be responsible for forwarding it on to the custodian or trustee. You must provide the Plan Administrator with complete information to facilitate your direct rollover distribution.

            3.    Rollover to your New Employer's Qualified Plan - You should
                  ----------------------------------------------
                  check with your new employer to determine if its plan will accept rollover contributions. If allowed, then a check will be issued by the Trustee payable to the trustee of your new employer's qualified plan. The check will contain the notation `Direct Rollover' and it will be mailed directly to you. You will be responsible for forwarding it on to the new trustee. You must provide the plan Administrator with complete information to facilitate your direct rollover distribution

                  c) Combination Cash Distribution and Direct Rollover Distributions

            You may request that part of your distribution be paid directly to you and the balance rolled into an IRA, your new employer's retirement plan, or a 403(a) annuity. Any cash distribution will be subject to the Federal income tax withholding rules referred to in subsection 1a above and any direct rollover distribution will be made in accordance with section 1b above. Your direct rollover distribution must be at least $500.

            You will pay income tax on the amount of any taxable distribution you receive from the Plan unless it is rolled into an IRA or your new employer's qualified Plan. A 10% IRS premature distribution penalty tax may also apply to your taxable distribution unless it is rolled into an IRA or another qualified plan. The 20% Federal income tax withheld under this section may not cover your entire income tax liability. Consult with your tax advisor for further details.

            2.    Installment distributions

      Your vested Account balance will be paid to you in substantially equal amounts over a period of time. You may elect annual or more frequent installments. You may elect to receive a lump sum distribution after you start to receive installment distributions, by completing the appropriate documentation. The direct rollover distribution rules referred to in the lump sum distribution section also apply to installment distributions.

            3.    Purchase of an annuity

      The normal form of payment under the Plan is a lump sum distribution. The Plan does allow you, if you are single, to elect a life annuity in which case your vested Account balance will be paid to you in the form of a single life annuity. If you are married and you elect a life annuity, your vested Account balance will be paid to you in the form of a joint and survivor annuity.

      Your vested Account balance, as of your annuity starting date, will be used by the Trustee to purchase a life annuity contract from an insurance company if you are single, or a joint and survivor annuity if you are married. (The annuity starting date is the first day of the first period for which an amount is payable as an annuity.) The insurance company will make monthly payments to you for your life based


--------------------------------------------------------------------------------
Moore Medical Corp. Capital Accumulation Plan                                 13
      upon the type of annuity purchased. If you are single, you will receive a lifetime income under a single life annuity. The payments will cease upon your death and will not pay any death benefits to other Beneficiaries. If you are married as of the annuity starting date, the joint and survivor annuity will pay you a level monthly payment for your life and, if your spouse survives you, he/she will receive for his/her life at least 50 % of the level monthly payment payable to you during your life. The joint and survivor annuity will not pay any death benefits to other Beneficiaries.

      In the case of a joint and survivor annuity, the Plan Administrator shall not less than 30 days and not more than 90 days prior to the annuity starting date provide you with a written explanation of: (i) the terms and conditions of a qualified joint and survivor annuity; (ii) your right to make and the effect of an election to waive the joint and survivor annuity form of benefit; (iii) the rights of your spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

      The annuity starting date for a distribution in a form other than a joint and survivor annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (a) you have been provided with information that clearly indicates that you have at least 30 days to consider whether to waive the joint and survivor annuity and elect (with spousal consent which must be in writing and witnessed by a notary public or a Plan representative) a form of distribution other than a qualified joint and survivor annuity: (b) you are permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the joint and survivor annuity is provided to you; and (c) the annuity starting date is a date after the date that the written explanation was provided to you.

--------------------------------------------------------------------------------
                         IX. Miscellaneous Information
--------------------------------------------------------------------------------

      A.    Benefits Not Insured

Benefits provided by the Plan are not insured or guaranteed by the Pension Benefit Guaranty Corporation under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to this particular Plan. You will only be entitled to the vested benefits in your Account based upon the provisions of the Plan and the value of your Account will be subject to investment gains and losses.

      B.    Attachment of Your Account

Your Account may not be attached, garnished, assigned or used as collateral for a loan outside of this Plan except to the extent required by law. Your creditors may not attach, garnish or otherwise interfere with your Account balance except in the case of a proper Internal Revenue Service tax levy or a Qualified Domestic Relations Order (QDRO). A QDRO is a special order issued by the court in a divorce, child support or similar proceeding. In this situation, your spouse, or former spouse, or someone other than you or your Beneficiary, may be entitled to a portion or all of your Account balance based on the court order. Participants and Beneficiaries can obtain, without a charge, a copy of QDRO procedures from the Plan Administrator.

      C.    Plan-to-Plan Transfer Of Assets

Your Employer may direct the Trustee to transfer all or a portion of the assets in the Account of designated Participants to another plan or plans maintained by your Employer or other employers subject to certain restrictions. The plan receiving the Trust Funds must contain a provision allowing the transfer and preserve any benefits required to be protected under existing laws and regulations. In addition, a Participant's vested Account balance may not be decreased as a result of the transfer to another plan.


--------------------------------------------------------------------------------
Moore Medical Corp. Capital Accumulation Plan                                 14

      D.    Plan Amendment

Your Employer reserves the authority to amend certain provisions of the Plan by taking the appropriate action. However, any amendment may not eliminate certain forms of benefits under the Plan or reduce the existing vested percentage of your Account balance derived from Employer contributions. If you have three or more years of service with your Employer and a Related Employer and the vesting schedule is amended, then you will be given a choice to have the vested percentage of future Employer contributions made to your Account computed under the new or the old vesting schedule. The Plan Administrator will provide you with the appropriate information to make an informed decision if the Plan's vesting schedule is amended.

      E.    Plan Termination

Your Employer has no legal or contractual obligation to make annual contributions to or to continue the Plan. Your Employer reserves the right to terminate the Plan at any time by taking appropriate action as circumstances may dictate, with the approval of the Board of Directors. In the event the Plan should terminate, each Participant affected by such termination shall have a vested interest in his Account of 100 percent. The Plan Administrator will facilitate the distribution of Account balances in single lump sum payments to each Participant in accordance with Plan provisions until all assets have been distributed by the Trustee. Each Participant in the Plan upon Plan termination will automatically become 100% vested in his/her Account balance.

      F.    Interpretation of Plan

The Plan Administrator has the power and discretionary authority to construe the terms of the Plan based on the Plan document, existing laws and regulations and to determine all questions that arise under it. Such power and authority include, for example, the administrative discretion necessary to resolve issues with respect to an Employee's eligibility for benefits, credited services, disability, and retirement, or to interpret any other term contained in Plan documents. The Plan Administrator's interpretations and determinations are binding on all Participants, Employees, former Employees, and their Beneficiaries.

      G.    Electronic Delivery

This Summary Plan Description and other important Plan information may be delivered to you through electronic means. This Summary Plan Description contains important information concerning the rights and benefits of your Plan. If you receive this Summary Plan Description (or any other Plan information) through electronic means you are entitled to request a paper copy of this document, free of charge, from the Plan Administrator. The electronic version of this document contains substantially the same style, format and content as the paper version.

--------------------------------------------------------------------------------
                         X. Internal Revenue Code Tests
--------------------------------------------------------------------------------

      A.    Non-Discrimination Tests

The Plan must pass Internal Revenue Code non-discrimination tests as of the last day of each Plan Year to maintain a qualified Plan. These tests are intended to ensure that the amount of contributions under the Plan do not discriminate in favor of Highly Compensated Employees. In order to meet the tests, your Employer encourages participation from all eligible Employees. Depending upon the results of the tests, the Plan Administrator may have to refund pretax contributions contributed to the Plan and vested matching contributions to certain Highly Compensated Employees, as determined under Internal Revenue Service regulations. Pretax or matching contributions will be refunded to you from applicable investment options. You will be notified by the Plan Administrator if any of your contributions will be refunded to you.


--------------------------------------------------------------------------------
Moore Medical Corp. Capital Accumulation Plan                                 15

      B.    Top Heavy Test

The Plan is subject to the Internal Revenue Code "top-heavy" test. Each Plan Year, the Plan Administrator tests this Plan, together with any other Employer-sponsored qualified plans that cover one or more key employees, to ensure that no more than 60% of the benefits are for key employees. If this Plan is top-heavy, then your Employer may be required to make a minimum annual contribution on your behalf to this, or another Employer sponsored plan, if you are employed as of Plan Year-end. In addition, the following vesting schedule will be used instead of the one previously listed in the vesting section of this Summary Plan Description.

Years of Service           Vesting Percentage

   less than 1                      0
        1                          33%
        2                          66%
        3                         100%


--------------------------------------------------------------------------------
                             XI. Participant Rights
--------------------------------------------------------------------------------

      A.    Claims

            1.    Claims Procedures

      You or your Beneficiary has the right to make a claim for benefits you are entitled to under the Plan. You must submit any claim to the Plan Administrator on the required form and it will be considered and subject to a full and fair review. The Plan Administrator will provide you with written notice of the disposition of your claim within 90 days after it has been filed, or, in certain circumstances, within 180 days if special circumstances require an extension of time to process the claim. In the event the claim is denied, the Plan Administrator will disclose in writing to you the specific reasons for the denial, the pertinent reference to the provisions of the Plan, a description of additional material or information required and why it is required, and information about the steps that must be taken to submit a request for review.

            2.    Review Procedures

      You or your Beneficiary may appeal the denial of your claim within 60 days after the date which you receive a denied claim. If you wish further consideration of your claim, you must file a written request for review with the Plan Administrator and include any pertinent documentation. The Plan Administrator shall make a decision on your claim and will notify you in writing within 60 days after receipt or within 120 days if there are special circumstances that may require an extension of time to process the request. If a decision on review is not made then the claim will be considered denied.

      B.    Statement of ERISA Rights

As a Participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan Participants shall be entitled to:

..     Examine, without charge, at the Plan Administrator's office and at other specified locations such as worksites and union halls, all documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor.


--------------------------------------------------------------------------------
Moore Medical Corp. Capital Accumulation Plan                                 16

..     Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies.

..     Receive a summary of the Plan's annual financial report. The Plan
      Administrator is required by law to furnish each Participant with a copy of this Summary Annual Report each year.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you, other Plan Participants and Beneficiaries. No one, including your Employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

If your claim for a pension benefit under the Plan is denied, in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim frivolous.

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

--------------------------------------------------------------------------------
                             XII. Services and Fees
--------------------------------------------------------------------------------

Fees and expenses charged under your Account will impact your retirement savings, and fall into three basic categories. Investment fees are generally assessed as a percentage of assets invested, and are deducted directly from your investment returns. Investment fees can be in the form of sales charges, loads, commissions, 12b-1 fees, or management fees. You can obtain more information about such fees from the documents (e.g., a prospectus) that describe the investments available under your Plan and from Appendix A: Investment Options. Plan administration fees cover the day-to-day expenses of your Plan for recordkeeping, accounting, legal and trustee services, as well as additional services that may be available under your Plan, such as daily valuation, telephone response systems, internet access to plan information, retirement planning tools, and educational materials. In some cases, these costs are covered by investment fees that are deducted directly from investment returns. In other cases, these administrative fees are either paid directly by your Employer, or are passed through to the participants in the Plan, in which case a recordkeeping fee will be deducted from your Account. Transaction-based fees are associated with optional services offered under your Plan, and are charged directly to your Account if you take advantage of a particular plan feature that may be available, such as a Plan loan. For more information on fees associated with your Account, refer to your quarterly Account statement or speak with your Plan Administrator.


--------------------------------------------------------------------------------
Moore Medical Corp. Capital Accumulation Plan                                 17

--------------------------------------------------------------------------------
                      XIII. Appendix A: Investment Options
--------------------------------------------------------------------------------

You have the opportunity to direct the investments of your Account among the following investment funds:

--------------------------------------------------------------------------------
Fund Name              Fund Code  Fund Objective
--------------------------------------------------------------------------------

FIDELITY RET GOVT MM   0631       Seeks a high current income, preservation of
                                  capital, and liquidity from money market instruments issued by the U.S. Government or its agencies.

FIDELITY US BD INDEX   0651       To provide investment results that correspond
                                  to the aggregate price and interest
                                  performance of the debt securities in the Lehman Brothers Aggregate Bond Index** (the
                                  Aggregate Bond Index).

FIDELITY EQ INC II     0319       Seeks income by investing primarily in
                                  income-producing equity securities,
                                  considering the potential for capital
                                  appreciation. Seeks yield exceeding the S&P
                                  500.

SPARTAN US EQ INDEX    0650       Seeks investment results that correspond to
                                  the total return performance of the Standard and Poor's 500 Index by duplicating the investment composition.

FIDELITY CONTRAFUND    0022       Seeks high capital appreciation.

FIDELITY LOW PR STK    0316       Capital appreciation; invests mainly in a
                                  portfolio of low-priced stocks that may be undervalued, overlooked or out-of-favor.

FIDELITY MID-CAP STK   0337       To increase the value of your investment over
                                  the long term through capital growth.

FIDELITY VALUE         0039       Capital appreciation; invests in companies
                                  with valuable fixed assets or in companies believed to be under-valued based on company assets, earnings, or growth potential.

FIDELITY DIVERS INTL   0325       Seeks capital growth by investing mainly in
                                  countries which are included in the Morgan
                                  Stanley EAFE Index;focuses on companies with market capitalizations of $100,000,000 or more;seeks a rate of return which exceeds that of the GDP-Weighted EAFE Index.

JANUS ADV WORLDWIDE    OFYA       The fund is a growth mutual fund that invests
                                  globally. It tries to increase the value of your investment over the long term through capital growth by investing primarily in common stocks of foreign and domestic companies. The Fund has the flexibility to invest on a worldwide basis, in companies and organizations of any size. The Fund normally invests in issuers from at least five different countries, including the U.S.;
                                  however, the Fund may at times invest in fewer than five countries or


                                                                      03/25/2002
                                  even a single country. Share price and return will vary. Retirement Shares are available through the plan. Managed by Janus.

FID FREEDOM INCOME     0369       To seek high current income and, as a
                                  secondary objective, some capital appreciation for those already in retirement.

FID FREEDOM 2000       0370       To seek high total returns for those planning
                                  to retire in approximately 1 - 10 years.

FID FREEDOM 2010       0371       To seek high total returns for those planning
                                  to retire in approximately 10 - 20 years.

FID FREEDOM 2020       0372       To seek high total returns for those planning
                                  to retire in approximately 20 - 30 years.

FID FREEDOM 2030       0373       To seek high total returns for those planning
                                  to retire in approximately 30 - 40 years.

FID FREEDOM 2040       0718       Seeks high total returns for those planning to
                                  retire around 2040.

If a contribution is received for your Account and you have not supplied investment instructions to the Trustee, this contribution will be invested based on Employer direction, or absent such direction, in the most conservative investment option in the Plan.

You may redirect the investment of your future contributions or exchange your existing Account balance among available investment options by calling 1-800-835-5097 on any business day between 8:30 AM (ET) and 8:00 PM (ET). This is an automated telephone service and you should follow the telephonic instructions or you can press the appropriate number if you want to talk to a Fidelity telephone representative. All representative-assisted calls will be recorded for your protection. You may call the telephone number virtually 24 hours a day, seven days a week to check Account balances, prices, yields or obtain investment information. You may also use the internet to redirect the investment or your future contributions or exchange your existing Account balance by using Fidelity's NetBenefits internet account access website (at 401k.com). Please contact the Plan Administrator for further information.

Exchanges received and confirmed before the close of the market (usually 4:00 PM
(ET)) will be posted on that business day based upon the closing price of the affected investment(s). Exchanges received and confirmed after the market close will be processed on the next business day based upon the closing price of the affected investment(s) on that next business day. The minimum exchange is the lesser of $250 or 100% of your Account balance in the investment option. If your exchange is less than $250 then it may only be exchanged into one investment option. A written confirmation of your change in the investment of your future contributions or your exchange of an existing fund will be mailed to you within five business days. Fidelity reserves the right to change, restrict, or terminate exchange procedures to protect mutual fund shareholders.

Your Employer has agreed to pay certain investment fees associated with having each investment in excess of the 15 investment options allowed for the Plan at no additional fee. If your Employer fails to pay any of those fees, then Participants may have those fees deducted from their Accounts.


                                                                      03/25/2002

--------------------------------------------------------------------------------
                        XIV. Appendix B: Loan Procedures
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      A.    Initiating Loans

            1.    Loan Application

      If you have met the Plan's eligibility and entry date requirements, you may apply for a loan by calling the Fidelity Retirement Benefits Line, 1-800-835-5097. All telephone calls will be recorded. You may apply for only one loan each Plan Year. All loans have been pre-approved by the Plan Administrator based on the criteria outlined in the Plan. Loans will be allowed for any purpose. A loan set up fee of $75 will be deducted from your Account for each new loan processed.

            2.    Loan Amount

      The minimum loan is $1,000 and the maximum amount is the lesser of one-half of your vested Account balance or $50,000 reduced by the highest outstanding loan balance in your Account during the prior twelve month period. All of your loans from plans maintained by your Employer or a Related Employer will be considered for purposes of determining the maximum amount of your loan. Up to 50% of your vested Account balance may be used as collateral for any loan.

            3.    Number of Loans

      You may only have 2 loans outstanding at any given time. You may not refinance an existing loan or obtain a second loan for the purpose of paying off the existing loan.

            4.    Interest Rate

      All loans shall bear a reasonable rate of interest as determined by the Plan Administrator based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate shall remain fixed throughout the duration of the loan.

            5.    Source of Loan Proceeds

      Loan proceeds will be withdrawn from available contribution sources and investment options in the order established by the Trustee.

      Please contact the Plan Administrator for more information.

      B.    Loan Repayments and Loan Maturity

All loans must be repaid in level payments through after-tax payroll deductions on at least a quarterly basis over a five year period unless it is for the purchase of your principal residence in which case the loan repayment period may not extend beyond 10 years from the date of the loan. If repayment is not made by payroll deduction, a loan shall be repaid to the Plan by payment to the Employer. You will be assessed an annual fee of $25 for each outstanding loan. The level repayment requirement may be waived for a period of one year or less if you are on a leave of absence, however, your loan must still be repaid in full on the maturity date. If a loan is not repaid within its stated period, it will be treated as a taxable distribution to you.

      C.    Default or Termination of Employment

The Plan Administrator will consider a loan in default if any scheduled repayment remains unpaid at the end of the calendar quarter following the calendar quarter in which a scheduled repayment was due or if there is an outstanding principal balance existing on a loan after the last scheduled repayment date. In the event of a default, death, disability or termination of employment, the entire outstanding principal and accrued interest shall be immediately due and payable. In addition, you will be deemed to have received a taxable distribution from the Plan.


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           XV. Appendix C. Special Tax Notice Regarding Plan Payments
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This notice contains important information you will need before you decide how to receive your benefits from the Moore Medical Corp. Capital Accumulation Plan (the "Plan"). Important Note: If you receive this Special Tax Notice Regarding Plan Payments (also known as a "section 402(f) notice") through electronic means, you are entitled to request a paper copy of this document, free of charge, from the Plan Administrator.

                                     Summary

There are two ways you may be able to receive a Plan payment that is eligible for rollover:

      (1) Certain payments can be made directly to a traditional IRA or, if you choose, another qualified employer plan that will accept it ("DIRECT ROLLOVER"); or

      (2)   The payment can be PAID TO YOU.

You have the right to wait at least 30 days from your receipt of this notice to make your distribution decision. You waive the 30 day period by initiating either a direct rollover or a payment to you before the end of the 30 day period.

If you choose a DIRECT ROLLOVER:

      . Your payment will not be taxed in the current year and no income tax will be withheld.

      . Your payment will be made directly to your traditional IRA or, if you choose, to another employer plan that accepts your rollover. Your Plan payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or an education IRA because these are not traditional IRAs.

      . Your payment will be taxed later when you take it out of the traditional IRA or the qualified employer plan.

If you choose to have your Plan payment that is eligible for rollover PAID TO
YOU:

      . You will receive only 80% of the payment because the Plan administrator, or his/her agent, is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

      . Your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2, you also may have to pay an additional 10% tax.


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

      . You can roll over the payment by paying it to your traditional IRA or to another qualified employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the traditional IRA or the qualified employer plan.

      . If you want to roll over 100% of the payment to a traditional IRA or another qualified employer plan, you must find other money to replace the 20% that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

                                MORE INFORMATION

I.    PAYMENTS THAT CAN & CANNOT BE ROLLED OVER

II.   DIRECT ROLLOVER

III.  PAYMENT PAID TO YOU

IV.   SURVIVING SPOUSES, ALTERNATE PAYEES AND OTHER BENEFICIARIES

                 I. Payments That Can and Cannot Be Rolled Over

Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to an IRA or to another employer plan that accepts rollovers. Payments from the Plan cannot be rolled over to Roth IRA, a SIMPLE IRA, or an education IRA. The following types of payments cannot be rolled over:

Non-taxable Payment. In general, only the "taxable portion" of your payment can be rolled over. If you have made "after-tax" employee contributions to the Plan, these contributions will be non-taxable when they are paid to you, and they cannot be rolled over. (After-tax employee contributions generally are contributions you made from your own pay that were already taxed.) Your Plan administrator should be able to tell you how much of your payment is the taxable portion and how much is the after-tax employee contribution portion.

Payments Spread Over Long Periods. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

      .     your lifetime (or your life expectancy); or

      . your lifetime and your beneficiary's lifetime (or life expectancies); or

      .     a period of ten years or more.

Required Minimum Payments. Beginning in the year in which you reach age 70 1/2 or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a " minimum required distribution" (MRD) that must be paid to you. Special rules apply if you own 5% or more of your employer.

Hardship Distributions. A hardship distribution for your employer's 401(k) Plan may not be eligible for rollover. Those amounts that are attributable to your pre-tax contributions that are distributed as the result of a financial hardship are not eligible to be rolled over. The Plan administrator will be able to tell you which portion, if any, of your hardship distribution is eligible to be rolled over.


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

                               II. Direct Rollover

A DIRECT ROLLOVER is a direct payment of your Plan benefits to a traditional IRA or to another qualified employer plan that will accept it. You can choose a DIRECT ROLLOVER of all or a portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any portion of your payment for which you choose a DIRECT ROLLOVER until you later take it out of the traditional IRA or the qualified employer plan. In addition, no income tax withholding is required for any portion of your Plan benefits for which you choose a DIRECT ROLLOVER.

Direct Rollover to a Traditional IRA. You can open a traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a traditional IRA to receive the payment. However, in choosing a traditional IRA, you may wish to consider whether the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs).

Direct Rollover to a Plan. If you are employed by a new employer that has a qualified employer plan, and you want a direct rollover to that plan, ask the plan administrator of that plan whether it will accept your rollover. A qualified employer plan is not legally required to accept a rollover. If your new employer's plan does not accept a rollover, you can choose a DIRECT ROLLOVER to a traditional IRA.

Direct Rollover of a Series of Payments. If you receive a payment that can be rolled over to a traditional IRA or to another qualified employer plan that will accept it, and it is paid in a series for less than ten years, your choice to make or not make a DIRECT ROLLOVER for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payments in the series of payments.

                            III. Payment Paid To You

If your payment can be rolled over under Part I and the payment is made to you in cash, it is subject to 20% federal income tax withholding. The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or another qualified employer plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

                             Income Tax Withholding

Mandatory Withholding. If any portion of your payment can be rolled over under
Part I and you do not elect a DIRECT ROLLOVER, the Plan is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding. For example, if you can roll over a payment of $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, you must report the full $10,000 as a payment from the Plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year.


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

Voluntary Withholding. If any portion of your payment is taxable but cannot be rolled over under Part I, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. To elect out of withholding, ask the Plan administrator for the election form and related information.

Sixty-Day Rollover Option. If you receive a payment that can be rolled over under Part I, you can still decide to roll over all or part of it to a traditional IRA or to another qualified employer plan that accepts rollovers. If you decide to roll over, you must contribute the amount of the payment you
                         -------------------------------------------------
received to a traditional IRA or another qualified plan within 60 days after you
--------------------------------------------------------------------------------
receive the payment. The portion of your payment that is rolled over will not be
-------------------
taxed until you take it out of the traditional IRA or the qualified employer plan.

You can roll over up to 100% of your payment that can be rolled over under Part I, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the traditional IRA or the qualified employer plan to replace the 20% that was withheld. On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.

      Example: The portion of your payment that can be rolled over under Part I is $10,000, and you choose to have it paid to you. You will receive $8,000 and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or qualified employer plan. To do this, you roll over the $8,000 you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or the qualified employer plan. If you roll over the entire $10,000, you may get a refund of the $2,000 withheld when you file your income tax return.

            If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return, you may get a refund of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

Additional 10% Tax if You Are Under Age 59 1/2. If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax does not generally apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

Special Tax Treatment if you were born before January 1, 1936. If you receive a payment that can be rolled over under Part I and you do not roll it over to a traditional IRA or to another qualified employer plan that accepts it, the payment will be taxed in the year you receive it. However, if it qualifies as a "lump sum distribution," it may be eligible for special tax treatment (see also "Employer Stock or Securities" below). A lump sum distribution is a payment, within one year, of your entire balance under
       ---


                                                                      03/25/2002
the Plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59 1/2 or have become disabled). For a payment to qualify as a lump sum distribution, you must have been a participant in the Plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

      Ten-Year Averaging. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

      Capital Gain Treatment. If you receive a lump sum distribution and you were born before January 1, 1936 and if you were a participant in the Plan before 1974, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the Plan, taxed as long-term capital gain at a rate of 20%.

There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. If you have previously rolled over a distribution from the Plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from the Plan. If you roll over your payment to a traditional IRA, you will not be able to use this special tax treatment for later payments from the traditional IRA. Also, if you roll over only a portion of your payment to a traditional IRA, this special tax treatment is not available for the rest of the payment. See IRS Form 4972, which has more information on lump sum distributions and how you elect the special tax treatment.

Employer Stock or Securities. There is a special rule for a payment from the Plan that includes employer stock (or other employer securities). To use this special rule, (1) the payment must qualify as a lump sum distribution, as described above, except that you do not yet have five years of Plan participation, or (2) the employer stock included in the payment must be attributable to "after-tax" employee contributions, if any. Under this special rule, you may have the option of not paying tax on the "net unrealized appreciation" of the stock until you sell the stock. Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the Plan. For example, if employer stock was contributed to your Plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock (including any net unrealized appreciation) can be rolled over to a traditional IRA or another qualified employer plan in either a direct rollover or a rollover that you make yourself.

If you receive only employer stock in a payment that can be rolled over, no amount will be withheld from the payment. If you receive cash or property other than employer stock, as well as employer stock, in a payment that can be rolled over, the 20% withholding amount will be based upon the entire amount paid to you (including the employer stock but excluding the net unrealized appreciation). However, the amount withheld will be limited to cash or property (excluding employer stock) paid to you.


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

If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above (such as 10-year averaging) also may apply. See IRS Form 4972 for additional information on these rules.

Repayment of Plan Loans. If you end your employment and have an outstanding loan from your Plan, your employer may reduce (or "offset") your balance in the Plan by the amount of your loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed to you unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or are treated as having received, no amount will be withheld from the offset. If you receive other payments of cash or property from the Plan, the 20% withholding amount will be based on the entire amount paid to you, including the amount of the loan repayment. The amount withheld will be limited to the amount of other cash or property paid to you (other than employer securities).

         IV. Surviving Spouses, Alternate Payees and Other Beneficiaries

In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation. Some of the rules summarized above also apply to a deceased employee's beneficiary who is not a spouse. However, there are some exceptions for payments to surviving spouses, alternate payees, and other beneficiaries that should be mentioned.

If you are a surviving spouse, you may choose to have a payment that can be rolled over, as described in Part I, paid in a DIRECT ROLLOVER to a traditional IRA or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA but you cannot roll it over to a qualified employer plan. If you are an alternate payee, you have the same choices as the employee. Thus, you can have the payment paid as a DIRECT ROLLOVER or paid to you. If you have it paid to you, you can keep it or roll it over yourself to a traditional IRA or to another qualified employer plan that accept rollovers.

If you are a beneficiary other than the surviving spouse, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described in Section III, even if you are younger than age 59 1/2.

If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Section
III. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had five years of participation in the Plan.

                     V. How to Obtain Additional Information


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

This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with a professional tax adviser before you take a payment of your benefits from the Plan. Also, you can find more specific information on the tax treatment of payments from qualified retirement plans in IRS Publication 575, Pension and Annuity Income, IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS Web site at www.irs.gov or by calling 1-800-TAX-FORMS.


                                             (Melo:Fidelity:SPD plan#48263 401K)

                                                                      03/25/2002